Exhibit 10.1

MacAndrews & Forbes LLC
35 East 62nd Street
New York, New York 10065

   April 29, 2009

SIGA Technologies, Inc.
420 Lexington Avenue, Suite 408
New York, NY  10170

Attn:       Eric A. Rose, M.D.
Chief Executive Officer and Chairman of the Board

Ayelet Dugary
Chief Financial Officer

Ladies and Gentlemen:

Reference is made to that certain letter agreement (together with the term sheet attached thereto, the "Letter Agreement"), dated June 19, 2008, by and between MacAndrews & Forbes LLC and SIGA Technologies, Inc. (the "Company"), pursuant to which, among other things, we agreed to invest, subject to the terms and conditions set forth in the Letter Agreement, up to $8,000,000 in the Company, with such commitment remaining available to the Company during the one year period from the date of the Letter Agreement (the "Commitment Period").  We shall also have the option, during the commitment period, to invest in the Company on the commitment terms.

The parties hereby agree to amend the Letter Agreement to extend the Commitment Period through June 19, 2010 and to increase the number of tranches pursuant to the Investment Commitment and the Investment Option to no more than six.

This letter shall, upon execution, be binding on the parties hereto.  All rights and obligations under the Letter Agreement, as amended by this letter, shall remain in full force and effect until the earlier of (i) the execution of definitive documentation or (ii) the expiration of the Commitment Period.

Neither this letter nor any of the provisions hereof may be amended, modified, changed or waived except by an instrument in writing signed by the parties hereto.  This letter shall be governed by and construed in accordance with the laws of the State of New York.  This letter and the Letter Agreement contain the full and entire understanding and agreement between the parties with regard to the subject matters hereof and supersedes all prior understandings and agreements relating to the matters set forth herein.  This letter may be executed in counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute one and the same instrument.

                                Very truly yours,

                                MACANDREWS & FORBES LLC

                                By: /s/ Barry F. Schwartz
                                       Barry F. Schwartz
                                       Executive Vice Chairman

AGREED AND ACCEPTED:

SIGA TECHNOLOGIES, INC.

By: /s/ Eric A. Rose
      Eric A. Rose, M.D.
      Chief Executive Officer and Chairman of the Board